SCHEDULE 14 A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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SOVRAN SELF STORAGE, INC.

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SOVRAN SELF STORAGE, INC.

6467 Main Street

Buffalo, New York 14221

Dear Shareholder:

          You are cordially invited to attend the 2002 Annual Meeting of Shareholders on Thursday, May 16, 2002 at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202. The Annual Meeting will begin promptly at 11:00 a.m.

          The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of six Directors to serve until the 2003 Annual Meeting of Shareholders and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2002 fiscal year.

          The vote of every Shareholder is important. You may vote your shares via the toll free telephone number or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it promptly in the postage paid envelope provided. Please note that the telephone number is available only for calls originating in the United States or Canada. Please take the time to vote. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

          If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Sovran Investor Relations at (716) 633-1850.

          The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

Sincerely, David L. Rogers Secretary

April 10, 2002

SOVRAN SELF STORAGE, INC.

6467 Main Street

Buffalo, New York 14221

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

_______________

TO THE SHAREHOLDERS OF SOVRAN SELF STORAGE, INC.:

          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Sovran Self Storage, Inc. will be held at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202, on Thursday, May 16, 2002, at 11:00 a.m. (E.D.T.), to consider and take action on the following:

1.	The election of six Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.
2.	The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2002.
3.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 28, 2002 will be entitled to notice of the meeting and to vote at the meeting.

Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Such Shareholders are requested to complete, date, sign and return the proxy card in the envelope enclosed or to vote their proxy by telephone or via the Internet as described on the enclosed proxy card.
By Order of the Board of Directors, David L. Rogers Secretary

Buffalo, New York

April 10, 2002

SOVRAN SELF STORAGE, INC.

6467 Main Street

Buffalo, New York 14221

_______________

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

_______________

          This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sovran Self Storage, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 16, 2002 at 11:00 a.m. at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only Shareholders of record at the close of business on March 28, 2002 are entitled to notice of and to vote at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 10, 2002.

          Shareholders of record may vote by (i) attending the meeting, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) bearing a later date, or by attending the Annual Meeting and voting in person.

          The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by regular employees of the Company without additional compensation.

          Only Shareholders of record at the close of business on March 28, 2002, are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on March 28, 2002, there were issued and outstanding 12,503,253 shares of Common Stock. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

          The Company will provide Shareholders, without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2001, including the financial statements and schedules thereto, on written request to David L. Rogers, Secretary of the Company, at 6467 Main Street, Buffalo, New York 14221.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          To the best of the Company's knowledge, there are no beneficial owners of more than 5% of the Company's Common Stock.

          The following table sets forth for each current Director, each nominee for Director and each of the executive officers named in the Summary Compensation Table and for all Directors and executive officers as a group, information concerning beneficial ownership of the Company's Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned as of March 28, 2002 (2) (3) (4)	Percent of Common Stock Owned
Robert J. Attea..........................	257,194	2.06%
Kenneth F. Myszka...................	258,843	2.07%
Charles E. Lannon.....................	95,672	1.56%
John E. Burns............................	32,200	*
Michael A. Elia.........................	19,000	*
Anthony P. Gammie.................	31,932	*
David L. Rogers........................	203,809	1.63%
Directors and Executive Officers as a Group (seven persons).....	998,650	7.99%

________________

  * Represents beneficial ownership of less than 1% of outstanding Common Stock on March 28, 2002.

(1)	The address for all owners is c/o Sovran Self Storage, Inc., 6467 Main Street, Buffalo, New York 14221.
(2)

Includes 85,880, 90,880, 61,500, 19,000, 19,000, 19,000 and 90,880 shares of Common Stock which may be acquired by Messrs. Attea, Myszka, Lannon, Burns, Elia, Gammie and Rogers, respectively, through the exercise, within sixty days, of options granted under the 1995 Award and Option Plan and the 1995 Outside Directors' Stock Option Plan

(3)

Excludes 3,064, 3,064, 2,694 and 1,331 shares of Common Stock issuable to each of Messrs. Burns, Elia, Gammie and Lannon, respectively, in payment of amounts credited to their accounts under the Company's Deferred Compensation Plan for Directors.

(4)	Includes 40,232, 35,232 and 35,232 shares of restricted stock as to which the Messrs. Attea, Myszka and Rogers, respectively, have voting power but no investment power.

1.  ELECTION OF DIRECTORS

          It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for Director named below. Assuming a quorum is present, Directors are elected by a plurality of the affirmative votes cast; accordingly, votes withheld and broker non-votes will have no effect. The nominees proposed are all presently members of the Board.

          The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the then remaining Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors.

Name	Age	Title and Principal Occupation
Robert J. Attea . . . . . . . . . . . . .	60

Chairman of the Board and Chief Executive Officer. Mr. Attea has been Director and Chairman of the Board since 1995 and was re-appointed Chief Executive Officer in March 1997. From 1988 to 1995, Mr. Attea served as President and Chief Executive Officer of the Company's predecessor. From 1985 to 1988, he served as Director of Acquisitions and Vice President of Property Management.

Kenneth F. Myszka . . . . . . . . . .	53

President and Chief Operating Officer. Mr. Myszka has been President and Director since 1995. Mr. Myszka was the Chief Executive Officer of the Company until March 1997 at which time he became the Chief Operating Officer. From 1982 to 1995, Mr. Myszka served as Senior Vice President of the Company's predecessor.

John E. Burns . . . . . . . . . . . . . .	55

Director since 1995. Mr. Burns is President of Altus Capital, L.L.C., an investment management company. From 1998 through 2000, Mr. Burns was Chairman of Sterling, a division of National City Bank, which provides tax and financial counseling services to affluent families. From 1980 to 1998 he was President and founder of its predecessor, Sterling Ltd. Co.

Michael A. Elia . . . . . . . . . . . . .	50

Director since 1995. Mr. Elia had been President, Chief Executive Officer and a director of Sevenson Environmental Services, Inc., an environmental remediation contractor, from 1984 to March 2002 when it was merged into SCC Contracting, Inc., of which he is President, Chief Executive Officer and a director.

Anthony P. Gammie . . . . . . . . . .	67

Director since 1995. From 1985 through 1996, Mr. Gammie was Chairman of the Board of Bowater Incorporated. He is currently a director of Lipper/Leumi High Income Bond Fund, Inc. located in Curacao, Netherlands Antilles.

Charles E. Lannon . . . . . . . . . . .	54

Director since 1995. Mr. Lannon was the Senior Vice President - Marketing of the Company's predecessor from 1982 to 1995. Mr. Lannon left the employ of the Company to become the Chief Executive Officer of an unrelated business owned by Mr. Lannon. He is currently President of Strategic Capital, Inc., a consulting firm.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Title
Robert J. Attea . . . . . . . .	60	Chairman of the Board and Chief Executive Officer
Kenneth F. Myszka . . . .	53	President and Chief Operating Officer
David L. Rogers . . . . . . .	46	Chief Financial Officer and Secretary

          David L. Rogers. From 1995 to the present, David L. Rogers has served as the Company's Chief Financial Officer and Secretary. From 1988 to 1995, Mr. Rogers served as the Vice President of Finance of the Company's predecessor.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

          The Board of Directors held four meetings during the fiscal year ended December 31, 2001.

          Audit Committee. The Audit Committee is composed of Messrs. Burns, Elia and Gammie, each of whom is "independent" as that term is defined in the New York Stock Exchange listing standards. The Audit Committee held two meetings during the fiscal year ended December 31, 2001. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

          Compensation Committee. The Compensation Committee is composed of Messrs. Burns, Elia and Gammie and makes decisions with respect to compensation of executive officers and administers the Company's 1995 Award and Option Plan. The Compensation Committee held two meetings during the fiscal year ended December 31, 2001.

          The Board of Directors does not have a nominating committee.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

          The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2001 which were attended by all members.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to Shareholder approval, the selection of the Company's independent auditors.

Audit Committee JOHN E. BURNS, CHAIR MICHAEL A. ELIA ANTHONY P. GAMMIE

BOARD AND COMMITTEE ATTENDANCE

          During the fiscal year ended December 31, 2001, all Directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board on which they served.

COMPENSATION OF DIRECTORS

          The Company pays its Directors who are not also officers of the Company an annual fee of $15,000. An additional $2,500 is paid to each chair of the Audit and Compensation Committees. Outside Directors are also paid a meeting fee of $1,000 for each special meeting attended. In addition, the Company will reimburse all Directors for expenses incurred in attending meetings. Under the Deferred Compensation Plan for Directors, outside Directors may elect to have all or part of their fees credited to a deferred compensation account in the form of Units. The number of Units credited will be equal to the number of shares of the Company's Common Stock that could have been purchased using the closing price of the Company's Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units will be credited to the deferred compensation accounts based on the reinvestment of the "dividend" on the Units credited to the deferred compensation accounts on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to Directors in the form of shares of the Company's Common Stock, the number of which shares will equal the number of Units credited to the accounts.

          Pursuant to the 1995 Outside Directors' Stock Option Plan, each Director who is not an officer or employee of the Company is granted, effective as of the Director's initial election or appointment, a ten-year option to acquire 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, and will, as of the close of each annual shareholders' meeting thereafter, be granted a ten-year option to acquire an additional 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The initial options for 3,000 shares of Common Stock are exercisable one year from the date of grant; the Directors' options awarded annually thereafter vest immediately. The exercise price is payable in cash or by delivery of shares of Common Stock owned by the Director, or a combination of cash and shares. No Director options were exercised during 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2001, except that Mr. Rogers, by inadvertence, filed a late report regarding two purchases of the Company's common stock for custodial accounts of his minor children.

          The Board of Directors recommends a vote "FOR" the election of the nominees named above.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

          Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board. During 2001 the Compensation Committee consisted of Messrs. Burns, Elia and Gammie, each of whom is a non-employee Director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. No officer or employee participated in the deliberations of the Compensation Committee or the Board of Directors concerning executive officer compensation.

          During 1998, 2000 and 2001, the Company engaged a compensation consulting firm to review the Company's executive compensation program, evaluate its competitiveness and make recommendations which would enable the Company to motivate and retain top executives with a view to maximizing Shareholder value. The consulting firm focused on base salary, annual incentives and long-term incentives and utilized published survey data and information from a peer group of companies in the public storage REIT industry. The Compensation Committee used the results of the consulting firm's evaluation, as well as other relevant information, as the basis for its decisions on executive compensation in 2001.

          The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 2001, these policies were carried out through the compensation components of salary, incentive compensation, perquisites, restricted stock and stock options. In addition, the Committee treats the tax deductibility of executive compensation as an important factor in its decision-making, since the deductibility may affect the required REIT distributions.

          A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives. Salaries for the executive officers for 2001 were established based on these fundamentals.

          The Company maintains an incentive compensation plan which provides for the payment of bonuses to the executive officers based upon the achievement of specified increases in the Company's Funds from Operations per Common Share and other performance criteria and upon such participant's base compensation as shown for the named executive officers in the Summary Compensation Table, for the year in which the increase occurred. The bonuses may be paid in cash, restricted stock or a combination of cash and restricted stock. The application of these criteria resulted in the bonuses reflected in the Summary Compensation Table.

          Perquisites, which include an automobile allowance and reimbursement of miscellaneous expenses, do not relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives.

          The Compensation Committee also believes that stock ownership by management and employees serves as an incentive to enhance shareholder value. In 2001 stock options were granted to executive officers and other key employees. Restricted stock was awarded to executive officers in 2001.

          The Compensation Committee's approach to establish Mr. Attea's compensation does not differ from the approach to establish all executive compensation and is in keeping with the policies previously stated.

          The Board of Directors did not modify or reject any action or recommendation by the Compensation Committee in any material way.

Compensation Committee MICHAEL A. ELIA, CHAIR JOHN E. BURNS ANTHONY P. GAMMIE

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Restricted Stock Award ($)(1)	Securities Underlying Options (# )	All Other Compensations ($)(2)

Robert J. Attea.............................. Chairman of the Board and Chief Executive Officer	2001 2000 1999	$ 292,000 210,000 208,077	$ 0 0 136,000	$689,270 114,650 0	20,000 0 0	$2,262 2,908 2,923

Kenneth F. Myszka....................... President and Chief Operating Officer	2001 2000 1999	$ 292,000 210,000 208,077	$ 0 0 136,000	$581,270 114,650 0	40,000 0 0	$2,262 2,908 2,923

David L. Rogers............................ Chief Financial Officer and Secretary	2001 2000 1999	$ 292,000 210,000 208,077	$ 0 0 136,000	$581,270 114,650 0	40,000 0 0	$2,262 2,908 2,923

(1)

The amounts shown represent the value of restricted stock issued to the named executive officers pursuant to the Company's 1995 Award and Option Plan as follows: December 20, 2001 - 6,055 shares to each of Messrs. Attea, Myszka and Rogers; February 9, 2001 - 23,400 , 18,400 and 18,400 shares to Messrs. Attea, Myszka and Rogers, respectively; and May 24, 2000 - 5,627 shares to each of Messrs. Attea, Myszka and Rogers. The restricted shares issued on December 20, 2001 were in lieu of cash bonuses under the Company's incentive compensation plan. The shares of restricted stock vest at the rate of 25% per year beginning on the foregoing dates and dividends are paid on the shares. As of December 31, 2001, the number and fair market value of all shares of restricted stock held by the named executive officers were as follows: Mr. Attea: 40,232 shares, $1,253,227; Mr. Myszka: 35,232 shares, $1,097,477; and Mr. Rogers: 35,232 shares, $1,097,477.

(2)	Represents employer matching contributions under the Company's 401(k) Plan.

OPTIONS GRANTED IN LAST FISCAL YEAR

          The following table contains information concerning the grant of stock options to the named executive officers in fiscal 2001. The exercise price of all such options is equal to the market value of Common Stock on the date of the grant.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	5%($) 10%($)
Robert J. Attea	20,000	6.3%	21.60	2/9/11	271,600	688,400
Kenneth F. Myszka	40,000	12.6%	21.60	2/9/11	543,200	1,376,800
David L. Rogers	40,000	12.6%	21.60	2/9/11	543,200	1,376,800

_________________

(1)	All options shown are ten-year options and become exercisable at the rate of 25% per year beginning on the first anniversary of the date of grant.
(2)	The dollar amounts shown are based on rates established by the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

FISCAL YEAR-END OPTION VALUES

	Number of Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Attea	72,210	37,640	$460,965	$ 252,079
Kenneth F. Myszka	72,210	57,640	460,965	443,079
David L. Rogers	72,210	57,640	460,965	443,079

EMPLOYMENT AGREEMENTS

          In 1995 the Company entered into employment agreements with Messrs. Attea, Myszka and Rogers that require each of them to devote their full business time to the Company. Each employment agreement has a three-year term with an automatic extension each year for an additional year. The employment agreements provide for certain severance payments in the event of the executive's death or disability, his termination without cause or his resignation with good reason. Each employment agreement prohibits the executive, during employment and during the two-year period following termination of employment, from engaging in the self-storage business.

CERTAIN TRANSACTIONS

          A former business associate (the "Plaintiff") of certain officers and Directors of the Company, including Robert J. Attea, Kenneth F. Myszka, David L. Rogers and Charles E. Lannon (the "Founding Shareholders"), commenced a lawsuit against the Company on June 13, 1995 in the United States District Court for the Northern District of Ohio. The Plaintiff subsequently amended the complaint in the lawsuit alleging breach of fiduciary duty, breach of contract, breach of general partnership/joint venture arrangement, breach of duty of good faith, fraud and deceit, and other causes of action including declaratory judgment as to the Plaintiff's continuing interest in the Company. The Plaintiff sought money damages in excess of $15 million, as well as punitive damages and declaratory and injunctive relief (including the imposition of a constructive trust on assets of the Company in which the Plaintiff claimed to have a continuing interest) and an accounting. The amended complaint also added the Founding Shareholders as additional defendants. In April 2000, following trial, the jury rendered a verdict adverse to the Company with respect to the Plaintiff's claims for breach of contract and breach of general partnership/joint venture arrangement and found total compensatory damages in the amount of $6,462,068. The Company filed a post-trial motion for judgment as a matter of law and a motion for a new trial. Although the motion for judgment as a matter of law was denied, the motion for a new trial was granted and a new trial was scheduled. Prior to the commencement of the new trial, the parties agreed to settle the lawsuit and the Company paid $2,359,174 to the Plaintiff in settlement of all claims. In addition, legal fees and related expenses totaling $1,686,000 were paid by the Company in connection with the lawsuit, and $781,000 was paid in connection with its own counterclaim against the Plaintiff. Pursuant to their agreement with the Company to pay certain costs and losses arising from the lawsuit, the Founding Shareholders made payment to the Company in April 2001 of $1,785,000 and in November 2001 by the redemption of 46,528 shares of the Company's common stock owned by them having a market value of approximately $1,360,000. The cost to the Company, after indemnification by the Founding Shareholders, was $1.7 million.

          The Company is a party to two joint ventures, one of which was formed in 2000 and the other in 2001, pursuant to which the Company and its respective joint venture partners each contributed self-storage facilities. In late 2001 and early 2002, the joint ventures engaged in financing transactions with institutional lenders. To address certain requirements imposed by the lenders, the Company transferred certain management functions of each joint venture, and made a contribution of 2% of its interest in the joint venture, to a newly formed corporation (each, a "Manager") in which the Company received a 49% interest; however, the Company continues to manage the day-to-day operations of the storage facilities. In return for its contribution to each Manager, the Company received consideration having a value determined by it to be equal to the value of its contribution. In connection with the financing transactions, Frederick G. Attea (brother of the Company's Chief Executive Officer) and two unrelated individuals purchased interests in the Managers. Mr. Attea acquired a 19% interest in each Manager for $76,300 in the aggregate, which was at a per-share price equal to the consideration paid by the other investors, including the Company. Mr. Attea also acquired a minority interest in the Locke Group LLC, which owns an indirect minority interest in each joint venture.

          Frederick G. Attea is a partner of the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, which has represented and is currently representing the Company.

          The Company has a Facilities Services Agreement with several businesses owned by Mr. Lannon whereby such businesses pay for the use of certain common facilities in the Company's offices negotiated by the parties at arms-length. Charges under the Facilities Services Agreement are periodically reviewed by the Audit Committee of the Company's Board of Directors.

CORPORATE PERFORMANCE GRAPH

          The following chart and line-graph presentation compares (i) the Company's shareholder return on an indexed basis since December 31, 1996 with (ii) the S&P Stock Index and (iii) the National Association of Real Estate Investment Trusts Equity Index.

Performance Graph

CUMULATIVE TOTAL SHAREHOLDER RETURN

SOVRAN SELF STORAGE, INC.

DECEMBER 31, 1996 - DECEMBER 31, 2001

	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001
S&P 500	100.00	133.36	171.48	207.56	188.66	166.24
NAREIT	100.00	120.26	99.21	94.63	119.58	136.24
SSS	100.00	111.20	93.02	75.67	90.63	156.16

• assumes $100.00 invested on December 31, 1996, with dividends reinvested.

2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          Subject to ratification by the Shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year were: Audit Fees, $53,150; Financial Information Systems Design and Implementation Fees, $0; and All Other Fees, $72,960, which were primarily for tax compliance services.

          Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          The Audit Committee and Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants.

PROPOSALS OF SHAREHOLDERS FOR 2003 ANNUAL MEETING

          To be considered for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Buffalo, New York 14221, no later than December 11, 2002.

          The Company's By-Laws set forth the procedure to be followed by a Shareholder who wishes to present a proposal at an Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials). Only a Shareholder of record entitled to vote at an Annual Meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, such notice must be received by the Company not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if such meeting is called for a date more than seven days prior to the anniversary date, then the notice must be received not later than the close of business on (i) the 20th day following the earlier of (a) the date on which notice of the date of the meeting was mailed to Shareholders or (b) the date on which the date of such meeting was publicly disclosed, or (ii) if the date of notice or public disclosure occurs more than 75 days prior to the scheduled date of the meeting, then the later of (a) the 20th day following the first to occur of such notice or public disclosure or (b) the 75th day prior to the scheduled date of the meeting.

OTHER MATTERS

          At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

By Order of the Board of Directors, David L. Rogers Secretary

April 10, 2002

SOVRAN SELF STORAGE, INC.

SOLICITED BY THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders -- May 16, 2002

Robert J. Attea, Kenneth F. Myszka and David L. Rogers, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Sovran Self Storage, Inc. that are held of record by the undersigned on March 28, 2002 at the Annual Meeting of Shareholders of Sovran Self Storage, Inc., to be held at the The Mansion on Delaware Avenue, 414 Delaware Avenue., Buffalo, New York, on May 16, 2002 at 11:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for Proposals 1 and 2.

Please return this proxy card promptly using the enclosed envelope.

(To be Signed on Reverse Side)

Annual Meeting of Shareholders
SOVRAN SELF STORAGE, INC.

May 16, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS   [          ]

Please Detach and Mail in the Envelope provided

[ X ]	Please mark your votes as in this example.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposal 2.

1.

ELECTION OF DIRECTORS:     Nominees:

Robert J. Attea
Kenneth F. Myszka
John E. Burns
Michael A. Elia
Anthony P. Gammie
Charles E. Lannon

[    ]   FOR          [    ]    WITHHELD

For, except vote withheld from the following nominee(s):
_________________________________________

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2002. [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof
Change of Address/comments on reverse side [ ]

I plan to attend the meeting [ ]

I do not plan to attend the meeting [ ]

SIGNATURE(S)____________________________________ Date______________

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.